[EXHIBIT 10.6]

           China Clean & Renewable Energy Limited

March 15, 2008


Mr. Wan Chin Tang
Address: JianjunAo
Kowloon, Hong Kong.


Dear Mr. Tang:

LETTER OF APPOINTMENT
---------------------

We are please to offer you the position of Vice President and Chief Technical Officer of China Clean & Renewable
Energy Limited with effect from June 1, 2008.

Your commencing salary will be HK$ 38,000 per month. The probation period will be for two months from the date hereof. Your salary increment per year is subject to your performance as appraised by the Company.

Other terms and conditions are as stated on the attached.

Notwithstanding that the Company reserves the right at all times to amend its employee benefit package when the need arises, if you accept the above offer and the terms and conditions of employment, kindly sign and return the duplicate of this letter to us.

We take this opportunity to wish you a successful career with us and look forward to your contribution to the success of the Company.

Yours Sincerely,

For and on behalf of
China Clean &Renewable Energy Limited

/s/Allen Tat Yan Huie

Allen Tat Yan Huie
President & CEO

---------------------------------------------------------

I ___________________________, accept the above offer and
the terms and conditions of employment as stated.

I will be able to commence employment on  June 1st, 2008.


/s/Wan Chin Tang                            10/15/08
---------------------------              ----------------
Signature                                Date

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               Terms & Conditions of Employment
               --------------------------------

Position :        Mr. Wan Chin Tang for position of Vice
                  President and Chief Technical Officer.

Probation :       2 months. However, the company may extend
                  or shorten this probationary period
                  according to the individual's performance.
                  For the first month, either party reserves the right to terminate this contract of service by serving one day's notice. For the rest of the probationary period, a month's notice or payment-in-lieu is required.

Working Hours :   From 9:00am to 6:00pm, Monday to Friday.

                  You are to work at such times and for
                  such periods as the efficient and
                  conscientious discharge of your duties
                  requires. You will not be entitled to any overtime payment should you be required to work outside office hours. The position requires you, from time to time, to work beyond working hours, including Sundays and Public Holidays without additional compensation.

Annual Leave :    On completion of one year's service, you
                  will be entitled to 10 days of paid leave in each calendar year to be taken at such times as may be agreed between the company and yourself.

Insurance :       Traveling and Medical Insurance will be
                  provided according to the Company's standard package to the level of staff concerned.

End of year
Payment :         You will be entitled to a thirteenth
                  month salary. Any bonus on top of this will be at the sole discretion of the Board.

MPF :             The general requirement of the Hong Kong
                  MPF Ordinance shall apply.

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Overseas Work :   On occasions where you are required to
                  work overseas, the company will be
                  responsible for your traveling expenses and accommodation according to the company's policy. You will be reimbursed direct expenses incurred for food and laundry subjected to production of receipts or other supporting evidence as may be reasonably required by the company or be given a fixed allowance.

Conflict of
Interest :        You shall immediately inform the company
                  of any intention to pursue a secondary
                  interest or engagement, whether related
                  or unrelated to the company's business, and obtain prior written consent of the Company before engaging in any such interest or engagement.

Confidentiality
Clause :          You shall not either during the course
                  of your employment with the Company or
                  thereafter in the proper course of your
                  duties or otherwise given authority to do so, divulge to any person whatsoever and shall to your best endeavor prevent the unauthorized publication or disclosures of any trade secrets or any confidential information concerning business and finances of the Company and of any dealings transactions or affairs which may come to your knowledge during the course of your employment.

Notice & Terms of
Termination :     Termination unless otherwise mutually
                  agreed by both parties may be made by either party giving one (1) months' notice or one
                  (1) months' pay in lieu and both party's liability will be restricted to this amount.

                  Notwithstanding this, the Company reserves the right at all times to terminate your services at shorter notice or no notice period and without any payment-in-lieu or any compensation or damages should you be found guilty of fraud or dishonesty or is guilty of misconduct, misdemeanor, negligence in the

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                  discharge of your duties or become bankrupt
                  or has a receiving order made against you or made general composition with creditors, commit any act or omission prejudicial to the interests of the company or breach any of the terms and conditions contained herein or as laid down by the Company from time to time.

                  Upon the termination of your services
                  for whatever reason, you shall, at the
                  request of the Company, forthwith resign as Director (if so appointed) of the Company or any other company in the Group in writing under seal and without any claim for compensation for loss of such directorship. You shall also promptly return to the Company, list of clients and customers, correspondence, all documents, books, papers and record which may have come to your possession or and under your control and which related to the business of the Company.

Additional terms
and Conditions :  Additional terms and conditions may arise
                  during the course of employment, these terms and conditions will from an appendix to this contract by mutual agreement and will become part of this contract.

                         **** END****


Confirmed by : /s/Wan Chin Tang
              ----------------------

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